Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91700 on Form S-8 of our report dated March 30, 2009, relating to the consolidated financial statements and financial statement schedule of Aéropostale, Inc. and its subsidiaries (the “Company”), (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of (1) Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective February 4, 2007, and (2) Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, relating to the recognition and related disclosure provisions, effective February 3, 2007) and of our report dated March 30, 2009, relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Aéropostale, Inc. and its subsidiaries for the year ended January 31, 2009.

/s/ Deloitte and Touche LLP

New York, New York

March 30, 2009

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